Exhibit 99.6

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 27, 2014, American Tire Distributors Holdings, Inc. (“Holdings” or the “Company”) completed the acquisition of the wholesale distribution business of Trail Tire Distributors Ltd. (“Trail Tire”) pursuant to an Asset Purchase Agreement by and among TriCan Tire Distributors (“TriCan”), an indirect 100% owned subsidiary of Holdings, and the shareholders and principals of Trail Tire. Trail Tire is a wholesale distributor of tires, tire parts, tire accessories and related equipment in Canada. The Trail Tire acquisition was completed for aggregate cash consideration of approximately $20.8 million. The aggregate cash consideration was funded through borrowings under the Company’s ABL Facility. The Trail Tire purchase price is subject to certain post-closing adjustments, including, but not limited to, working capital adjustments.

On June 27, 2014, Holdings completed the acquisition of the wholesale distribution business of Extreme Wheel Distributors Ltd. (“Extreme Wheel”) pursuant to an Asset Purchase Agreement by and among TriCan and the shareholder and principal of Extreme Wheel. Extreme Wheel is a wholesale distributor of wheels and related accessories in Canada. The Extreme Wheel acquisition was completed for aggregate cash consideration of approximately $6.5 million. The aggregate cash consideration was funded through borrowings under the Company’s ABL Facility. The Extreme Wheel purchase price is subject to certain post-closing adjustments, including, but not limited to, working capital adjustments.

On June 27, 2014, Holdings completed the acquisition of the wholesale distribution business of Kirks Tire Ltd. (“Kirks Tire”) pursuant to an Asset Purchase Agreement by and among TriCan and the shareholders and principals of Kirks Tire. Kirks Tire is engaged in (i) the wholesale distribution of tires, tire parts, tire accessories and related equipment and (ii) the retail sale and installation of tires, tire parts, and tire accessories and the manufacturing and sale of retread tires. Kirks Tire’s retail operations were not acquired by TriCan. The Kirks Tire acquisition was completed for aggregate cash consideration of approximately $73.0 million. The aggregate cash consideration was funded through borrowings under the Company’s ABL Facility. The Kirks Tire purchase price is subject to certain post-closing adjustments, including, but not limited to, working capital adjustments.

On June 27, 2014, Holdings completed the acquisition of the wholesale distribution business of Regional Tire Distributors (Edmonton) (“RTD Edmonton”) pursuant to an Asset Purchase Agreement by and among TriCan and the shareholders and principals of RTD Edmonton. RTD Edmonton is a wholesale distributor of tires, tire parts, tire accessories and related equipment in Canada. The RTD Edmonton acquisition was completed for aggregate cash consideration of approximately $31.9 million. The aggregate cash consideration was funded through borrowings under the Company’s ABL Facility. The RTD Edmonton purchase price is subject to certain post-closing adjustments, including, but not limited to, working capital adjustments.

On June 27, 2014, Holdings completed the acquisition of the wholesale distribution business of Regional Tire Distributors (Calgary) (“RTD Calgary”) pursuant to an Asset Purchase Agreement by and among TriCan and the shareholders and principals of RTD Calgary. RTD Calgary is a wholesale distributor of tires, tire parts, tire accessories and related equipment in Canada. The RTD Calgary acquisition was completed for aggregate cash consideration of approximately $20.7 million. The aggregate cash consideration was funded through borrowings under the Company’s ABL Facility. The RTD Calgary purchase price is subject to certain post-closing adjustments, including, but not limited to, working capital adjustments.

On March 28, 2014, Holdings completed the acquisition of Terry’s Tire Town Holdings, Inc. (“Terry’s Tire”). The Terry’s Tire acquisition was completed pursuant to a Stock Purchase Agreement between the Company and TTT Holdings, Inc. (“TTT Holdings”). TTT Holdings owned all of the capital stock of Terry’s Tire. TTT Holdings had no significant assets or operations other than its ownership of Terry’s Tire. The operations of Terry’s Tire and its subsidiaries constituted the operations of TTT Holdings. Terry’s Tire and its subsidiaries are engaged in the business of purchasing, marketing, distributing and selling tires, wheels and related tire and wheel accessories on a wholesale basis to tire dealers, wholesale distributors, retail chains, automotive dealers and others, retreading tires and selling retread and other commercial tires through commercial outlets to end users and selling tires directly to consumers via the Internet. The Terry’s Tire acquisition was completed for an aggregate purchase price of approximately $372.7 million, consisting of cash consideration of approximately $358.0 million, contingent consideration of $12.5 million and non-cash consideration for debt assumed of $2.2 million. The cash consideration paid for the Terry’s Tire acquisition included estimated working capital adjustments and a portion of consideration contingent on certain events which were achieved prior to closing. The closing purchase price is subject to certain post-closing adjustments, including but not limited to, working capital adjustments.

On January 31, 2014, Holdings completed the acquisition of Hercules Tire Holdings LLC (“Hercules Holdings”), the parent company of The Hercules Tire & Rubber Company (“Hercules”). Hercules is engaged in the business of purchasing, marketing, distributing and selling replacement tires for passenger cars, trucks and certain off-road vehicles to tire dealers, wholesale distributors, retail distributors and others in the United States, Canada and internationally. The acquisition was completed for an aggregate purchase price of approximately $318.9 million, consisting of net cash consideration of $310.0 million, contingent consideration of $3.5 million and non-cash consideration for debt assumed of $5.4 million. The merger agreement provides for the payment of up to $6.5 million in additional consideration contingent upon the occurrence of certain post-closing events. The closing purchase price is subject to certain post-closing adjustments, including, but not limited to, working capital adjustments.

On April 30, 2013, Holdings completed the acquisition of Regional Tire Holdings Inc. (“RTD Holdco”), the parent company of Regional Tire Distributors Inc. (“RTD”). RTD is a wholesale distributor of tires, tire parts, tire accessories and related equipment in the Ontario and the Atlantic provinces of Canada. The acquisition was completed for an aggregate cash consideration of $65.9 million which includes post-closing working capital adjustments. The operations of RTD constitute the operations of RTD Holdco. RTD Holdco has no significant assets or operations other than its ownership of RTD.

The following presents unaudited pro forma condensed combined financial information for the six months ended July 5, 2014 and the year ended December 28, 2013. Since the most recent balance sheet presented in Holdings Quarterly Report on Form 10-Q for the quarter ended July 5, 2014 includes the impact of all completed acquisitions, a pro forma balance sheet as of July 5, 2014 has not been presented. The Company’s fiscal year is based on either a 52- or 53 week period ending on the Saturday closest to each December 31 while prior to the respective acquisition dates, Trail Tire, Extreme Wheel, RTD Edmonton and RTD Calgary each had fiscal years that ended on February 28, Kirks Tire and RTD each had fiscal years that ended on January 31, Terry’s Tire’s fiscal year ended on December 31 and Hercules’ fiscal year ended on October 31. Accordingly, the unaudited pro forma condensed combined statements of operations for the six months ended July 5, 2014 and the year ended December 28, 2013 give effect to the acquisitions of Trail Tire, Extreme Wheel, Kirks Tire, RTD Edmonton, RTD Calgary, Terry’s Tire, Hercules and RTD as if these transactions had occurred on December 30, 2012 (the first day of the Company’s 2013 fiscal year), and includes only factually supportable adjustments that are directly attributable to the acquisitions and expected to have a continuing effect.

The Trail Tire, Extreme Wheel, Kirks Tire, RTD Edmonton, RTD Calgary, RTD, Terry’s Tire and Hercules acquisitions have been accounted for using the acquisition method of accounting in accordance with current accounting guidance for business combinations and non-controlling interests. As a result, the total purchase price for each acquisition has been preliminarily allocated to the net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. The preliminary allocation reflects management’s best estimates of fair value, which are based on key assumptions of the acquisitions, including prior acquisition experience, benchmarking of similar acquisitions and historical data. In addition, portions of the preliminary allocation are dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Upon completion of detail valuation studies and the final determination of fair value, we may make additional adjustments to the fair value allocation, which may differ significantly from the valuations set forth in the unaudited pro forma condensed combined financial information. The final allocation of the purchase price will be completed within the required measurement period in accordance with the accounting guidance for business combinations, but in no event later than one year following the completion of the acquisitions.

The unaudited pro forma condensed combined statements of operations are based on estimates and assumptions, which have been made solely for the purposes of developing such pro forma information. Pro forma adjustments arising from the acquisitions are derived from the estimated fair value of the assets acquired and liabilities assumed. The unaudited pro forma condensed combined statements of operations also includes certain purchase accounting adjustments such as increased amortization expense on acquired intangible assets, changes in interest expense on the debt incurred to complete the acquisitions and debt repaid as part of the acquisitions as well as the tax impacts related to these adjustments. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

The unaudited condensed consolidated pro forma financial information is not a projection of our results of operations or financial position for any future period or date. The preparation of the unaudited pro forma condensed consolidated financial information requires the use of certain estimates and assumptions, which may be materially different from our actual experience.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	The Current Reports on Form 8-K filed with the SEC on July 2, 2014 and July 3, 2014, as amended by Current Report on Form 8-K/A Amendment No. 1 (the “Form 8-K/A”) of which these unaudited pro forma condensed combined financial statements are included as Exhibit 99.6;

•	Accompanying notes to these unaudited pro forma condensed combined financial statements;

•	Holdings’ unaudited consolidated financial statements, including the related notes thereto contained in Holdings’ Quarterly Report on Form 10-Q for the quarter ended July 5, 2014;

•	Holdings’ audited consolidated financial statements, including the related notes thereto contained in Holdings’ Annual Report on Form 10-K for the fiscal year ended December 28, 2013;

•	Separate audited financial statements of Trail Tire as of and for the years ended February 28, 2014 and 2013, included in Exhibit 99.1 of this report;

•	Separate audited financial statements of Extreme Wheel as of and for the years ended February 28, 2014 and 2013, included in Exhibit 99.2 of this report;

•	Separate audited financial statements of Kirks Tire as of and for the years ended January 31, 2014, 2013 and 2012, included in Exhibit 99.3 of this report;

•	Separate audited financial statements of RTD Edmonton as of and for the years ended February 28, 2014 and 2013 and February 29, 2012, included in Exhibit 99.4 of this report;

•	Separate audited financial statements of RTD Calgary as of and for the years ended February 28, 2014 and 2013 and February 29, 2012, included in Exhibit 99.5 of this report;

•	Separate audited consolidated financial statements of TTT Holdings for the years ended December 31, 2013 and 2012, included as Exhibit 99.1 in the Company’s Form 8-K/A Amendment No. 1 filed with the SEC on June 3, 2014;

•	Separate audited consolidated financial statements of TTT Holdings for the years ended December 31, 2012 and 2011, included as Exhibit 99.2 in the Company’s Form 8-K/A Amendment No. 1 filed with the SEC on June 3, 2014;

•	Separate audited consolidated financial statements of Hercules for the years ended October 31, 2013 and 2012, included as Exhibit 99.1 in the Company’s Form 8-K/A Amendment No. 1 filed with the SEC on April 11, 2014; and

•	Separate audited consolidated financial statements of RTD as of January 31, 2013 and January 31, 2012, included as Exhibit 99.1 in the Company’s Form 8-K/A Amendment No. 1 filed with the SEC on June 21, 2013.

American Tire Distributors Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended July 5, 2014

(In Thousands)

	Historical								Pro Forma Adjustments
	Holdings	Hercules (Jan- uary 1- Acqui- sition Date, January 31, 2014)	Terry’s Tire (Jan- uary 1 - Acqui- sition Date, March 28, 2014)	Trail Tire (Jan- uary 1 - Acqui- sition Date, June 27, 2014)	Extreme Wheel (Jan- uary 1 - Acqui- sition Date, June 27, 2014)	Kirks Tire (Jan- uary 1 - Acqui- sition Date, June 27, 2014)	RTD Edmonton (Jan- uary 1- on Date, June 27, 2014)	RTD Calgary (Jan- uary 1 - Acqui- sition Date, June 27, 2014)	Hercules			Terry’s Tire			Trail Tire			Extreme Wheel			Kirks Tire			RTD Edmonton			RTD Calgary			Pro Forma Combined
Net sales	$2,343,051	$42,136	$106,372	$16,578	$3,622	$26,616	$6,153	$10,766	$—			$(4,038)	(I	)	$—			$—			$—			$—			$—			$2,551,256
Cost of goods sold, excluding depreciation included in selling, general and administrative expenses below	1,980,690	33,719	91,021	13,470	2,778	21,904	5,010	8,468	(19,016)	(A	)	(12,457)	(J	)	—			—			—			—			—
												(3,138)	(I	)	—			—			—			—			—			2,122,449
Selling, general and administrative expenses	381,313	6,796	18,317	2,286	370	400	560	1,305	1,815	(B	)	4,065	(L	)	972	(S	)	287	(W	)	3,514	(AA	)	1,531	(AF	)	884	(AJ	)
									58	(C	)	(1,089)	(I	)	—			—			—			—			—
												—			—			—			—			—			—			423,384
Management fees	15,575	—	247	—	—	—	—	—	—			—			—			—			—			—			—			15,822
Transaction expenses	20,176	29,182	60	—	—	—	—	—	(37,498)	(D	)	(5,390)	(M	)	—			—			—			—			—			6,530

Operating income (loss)	(54,703)	(27,561)	(3,273)	822	474	4,312	583	993	54,641			13,971			(972)			(287)			(3,514)			(1,531)			(884)			(16,929)
Other income (expense):
Interest expense, net	(56,622)	(430)	(3,374)	—	—	—	—	(52)	361	(E	)	3,207	(N	)	(357)	(T	)	(112)	(X	)	(1,255)	(AB	)	(549)	(AG	)	(355)	(AK	)
									(2,346)	(F	)	(5,531)	(O	)	—			—			—			—			—			(67,415)
Loss on extinguishment of debt	(17,113)	—	—	—	—	—	—	—	—			—			—			—			—			—			—			(17,113)
Other, net	1,950	177	—	94	15	—	23	(33)	—			—			—			—			—			—			—			2,226

Income (loss) from continuing operations before income taxes	(126,488)	(27,814)	(6,647)	916	489	4,312	606	908	52,656			11,647			(1,329)			(399)			(4,769)			(2,080)			(1,239)			(99,231)
Income tax provision (benefit)	(42,976)	(402)	1	235	123	1,079	173	238	20,536	(G	)	4,542	(P	)	(355)	(U	)	(106)	(Y	)	(1,273)	(AC	)	(555)	(AH	)	(331)	(AL	)
												(2,593)	(Q	)	—			—			—			—			—			(21,664)

Net income (loss) from continuing operations	$(83,512)	$(27,412)	$(6,648)	$681	$366	$3,233	$433	$670	$32,120			$9,698			$(974)			$(293)			$(3,496)			$(1,525)			$(908)			$(77,567)

See accompanying notes to unaudited pro forma condensed combined financial information.

American Tire Distributors Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended December 28, 2013

(In Thousands)

	Historical									Pro Forma Adjustments
	Holdings	RTD (Jan- uary 1 - Acquis- ition Date, April 30, 2013)	Hercules (Nov- ember 1, 2012- Oct- ober 31, 2013)	Terry’s Tire (Jan- uary 1 - Dec- ember 31, 2013)	Trail Tire (March 1, 2013 - Feb- ruary 28, 2014)	Extreme Wheel (March 1, 2013 - Feb- ruary 28, 2014)	Kirks Tire (Feb ruary 1, 2013 - Jan- urary 31, 2014)	RTD Edmo- nton (March 1, 2013 - Feb- ruary 28, 2014)	RTD Calgary (March 1, 2013 - Feb- ruary 28, 2014)	RTD		Hercules		Terry’s Tire			Trail Tire		Extreme Wheel		Kirks Tire		RTD Edmonton		RTD Calgary		Pro Forma Combined
Net sales	$3,839,269	$34,200	$602,921	$502,194	$43,800	$7,459	$63,988	$18,948	$24,862	$—		$—		$(23,645	)(I)		$—		$—		$(6,666)	(AE)	$—		$—		$5,107,330
Cost of goods sold, excluding depreciation included in selling, general and administrative expenses below	3,188,409	27,684	496,068	420,952	36,579	5,808	49,272	13,961	19,879	(3,031)	(AS)	—		(18,641)		(I)	—		—		(2,348)	(AE)	—		—
														4,374		(K)	—		—		—		—		—		4,238,966
Selling, general and administrative expenses	569,234	6,785	89,711	83,233	4,858	811	2,839	1,483	3,282	2,569	(AN)	14,906	(B)	11,063		(L)	(213)	(V)	(37)	(Z)	(103)	(AD)	(40)	(AI)	(111)	(AM)
										—		(833)	(H)	(4,513)		(I)	1,637	(S)	492	(W)	5,364	(AA)	2,643	(AF)	1,490	(AJ)
												697	(C)	(465)		(R)	—		—		(2,330)	(AE)	—		—		794,452
Management fees	5,753	—	—	—	—	—	—	—	175	—		—		—			—		—		—		—		—		5,928
Transaction expenses	6,719	580	—	—	—	—	—	—	—	(2,500)	(AR)	—		465		(R)	—		—		—		—		—
														(465)		(M)	—		—		—		—		—		4,799

Operating income (loss)	69,154	(849)	17,142	(1,991)	2,363	840	11,877	3,504	1,526	2,962		(14,770)		(15,463)			(1,424)		(455)		(7,249)		(2,603)		(1,379)		63,185
Other income (expense):
Interest expense, net	(74,284)	(82)	(6,396)	(9,853)	—	—	—	—	—	82	(AO)	5,269	(E)	9,719		(N)	(723)	(T)	(226)	(X)	(2,542)	(AB)	(1,111)	(AG)	(720)	(AK)
										(955)	(AP)	(833)	(H)	(22,455)		(O)	—		—		—		—		—
										—		(28,298)	(F)	—			—		—		—		—		—		(133,408)
Other, net	(5,172)	(632)	(1,952)	—	74	10	89	(1,621)	178	—		—		—			(213)	(V)	(37)	(Z)	(103)	(AD)	(40)	(AI)	(111)	(AM)	(9,530)

Income (loss) from continuing operations before income taxes	(10,302)	(1,563)	8,794	(11,844)	2,437	850	11,966	1,883	1,704	2,089		(38,632)		(28,199)			(2,360)		(718)		(9,894)		(3,754)		(2,210)		(79,753)
Income tax provision (benefit)	(3,945)	(853)	3,209	(15)	608	161	2,989	512	449	558	(AQ)	(15,066)	(G)	(1)		(I)	(630)	(U)	(192)	(Y)	(2,111)	(AC)	(1,002)	(AH)	(590)	(AL)
														(10,998)		(P)	—		—		(497)	(AE)	—		—
														(4,604)		(Q)	—		—		—		—		—		(32,018)

Net income (loss) from continuing operations	$(6,357)	$(710)	$5,585	$(11,829)	$1,829	$689	$8,977	$1,371	$1,255	$1,531		$(23,566)		$(12,596)			$(1,730)		$(526)		$(7,286)		$(2,752)		$(1,620)		$(47,735)

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

These unaudited pro forma condensed combined statements of operations were prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of the SEC Regulation S-X, and present the pro forma results of operations of the combined companies based upon the historical information after giving effect to the acquisitions of Trail Tire, Extreme Wheel, Kirks Tire, RTD Edmonton, RTD Calgary, Terry’s Tire, Hercules and RTD and adjustments described in these footnotes. The unaudited pro forma condensed combined statements of operations for the six months ended July 5, 2014 and the year ended December 28, 2013 are presented as if the acquisitions of Trail Tire, Extreme Wheel, Kirks Tire, RTD Edmonton, RTD Calgary, Terry’s Tire, Hercules and RTD had occurred on December 30, 2012 (the first day of the Company’s 2013 fiscal year). Prior to their respective acquisitions, Trail Tire, Extreme Wheel, RTD Edmonton and RTD Calgary each had fiscal years that ended on February 28, Kirks Tire and RTD each had fiscal years that ended on January 31, Hercules had an October 31 fiscal year end and Terry’s Tire had a December 31 fiscal year end. In addition, certain amounts in the Trail Tire, Extreme Wheel, Kirks Tire, RTD Edmonton, RTD Calgary, Terry’s Tire and Hercules historical consolidated financial statements have been reclassified to conform to the Company’s basis of presentation. See also footnote 2(AE).

2. Pro Forma Adjustments

Hercules Pro Forma Adjustments

Adjustments included in the “Hercules” columns in the accompanying unaudited pro forma condensed combined statements of operations are as follows:

(A)	Represents the reversal of amortization of inventory step-up included in the historical results for Holdings that is directly related to the Hercules acquisition and non-recurring. The carrying value of the acquired inventory was adjusted to the estimated fair market value, which is the estimated selling price less the sum of (a) costs of disposal and (b) a reasonable profit margin for completing the selling effort. The step-up in inventory value was amortized into cost of goods sold over the period of the Company’s normal inventory turns, which approximated two months.

(B)	Represents estimated amortization of the finite-lived intangible assets acquired of $1.8 million and $15.4 million for the six months ended July 5, 2014 and the year ended December 28, 2013, respectively. The acquired intangible assets consisted of a customer list with a valuation of $147.2 million that is being amortized on an accelerated basis over an estimated useful life of eighteen years and a tradename with a valuation of $8.5 million that is being amortized on a straight-line basis over an estimated useful life of fifteen years. The estimated useful lives have been determined based upon various accounting studies, historical acquisition experience, economic factors and future cash flows. The $15.4 million for the year ended December 28, 2013 is composed of $14.8 million of customer list amortization and $0.6 million of tradename amortization. A projection of future cash flows was utilized in valuing the customer list intangible asset. The Company utilizes the income-forecast method of amortization which is based on the relative annual contribution of cash flows of the asset over its life based on these projected future cash flows. Thus, the amount of the discounted cash flows generated in each year of this projection is used to determine the annual amortization of the customer list for the applicable year, which is then recognized evenly each month in the respective annual period. The annual amortization for the first year represents approximately 10% of the value of the customer list and the annual amortization for the second year represents approximately 15% of the customer list value. The pro forma adjustments for the six months ended July 5, 2014 and the year ended December 28, 2013 include amortization for one month and twelve months, respectively. The tradename amortization was based on the tradename value of $8.5 million divided by 15 years for the applicable number of months in the period. In addition, the pro forma adjustment for the year ended December 28, 2013 is net of $0.5 million for the reversal of the amortization of identifiable assets as previously recorded by Hercules that has been eliminated.

(C)	Represents estimated incremental depreciation expense related to the step-up in fair market value of Hercules’ property and equipment, net of $0.1 million and $0.7 million for the six months ended July 5, 2014 and the year ended December 28, 2013, respectively. The pro forma adjustment for the six months ended July 5, 2014 and the year ended December 28, 2013 included depreciation expense on a straight-line basis for one month and twelve months, respectively. The step-up in fair market value and useful life by asset category is as follows:

	FMV Step-up	Useful Life (yrs)
Land	$999	N/A
Building	1,346	25
Tire Molds	3,215	5

Total	$5,560

(D)	Represents the reversal of transaction expenses included in the historical results for Holdings and Hercules that are directly related to the acquisition and non-recurring.

(E)	Represents the reversal of the interest expense recognized by Hercules, including amortization of deferred financing costs related to Hercules’ debt that was not assumed by Holdings and paid-off in conjunction with the acquisition.

(F)	Represents the estimated increase in interest expense associated with the issuance of $225.0 million in aggregate principal amount of the Company’s 11.50% Senior Subordinated Notes due 2018 (the “Additional Senior Subordinated Notes”) and the incremental borrowings incurred on the Company’s U.S. ABL Facility of $43.3 million, both of which were used to finance the Hercules acquisition. In addition, the incremental amortization of deferred financing costs was included to determine the total increase in interest expense.

The estimated increase in interest expense is calculated as follows:

In thousands	Six Months Ended July 5, 2014	Fiscal Year Ended December 28, 2013
Interest expense on Additional Senior Subordinated Notes (1)	$2,156	$25,875
Increase in interest expense on U.S. ABL Facility (2)	124	1,510
Amortization of the original issue discount related to the Additional Senior Subordinated Notes (3)	65	737
Change in amortization of deferred financing costs related to the ABL facility (4)	(12)	24
Incremental amortization of deferred financing costs related to the Additional Senior Subordinated Notes (5)	13	152

Net adjustment	$2,346	$28,298

(1)	Represents additional interest expense related to the $225.0 million of Additional Senior Subordinated Notes used to finance a portion of the Hercules acquisition, based on a fixed interest rate of 11.5%.

(2)	Represents additional interest expense related to the incremental borrowings incurred on the Company’s of $43.3 million U.S. ABL Facility used to finance a portion of the Hercules acquisition. The Company used the weighted-average interest rate of 3.4% for the six months ended July 5, 2014 and 3.5% for the fiscal year ended December 28, 2013 to calculate the estimated increase in interest expense related to incremental borrowings under the U.S. ABL Facility.

(3)	Represents additional interest expense related to the Additional Senior Subordinated Notes original issue discount of $3.9 million which is being amortized over the life of the Additional Senior Subordinated Notes, or 52 months.

(4)	Represents additional interest expense for the amortization of deferred financing costs related to the Company’s ABL Facility of $35,000 and $424,000 for the six months ended July 5, 2014 and year ended December 28, 2013 net of historical amortization expense of $47,000 and $400,000 for the six months ended July 5, 2014 and December 28, 2013. Deferred financing costs related to the U.S. and Canadian FILO Facilities totaled $577,000 and are being amortized over the life of the facilities, or 36 months. Deferred financing costs related to the Canadian ABL Facility totaled $871,000 and are being amortized over the life of the Canadian ABL Facility, or 45 months.

(5)	Represents additional interest expense for the amortization of deferred financing costs related to the Additional Senior Subordinated Notes of $661,000 amortized over the life of the Additional Senior Subordinated Notes, or 52 months.

A 0.125% change to interest rates on the Company’s incremental U.S. ABL Facility borrowings would result in a change in pro forma interest expense of approximately $0.1 million for the year ended December 28, 2013.

(G)	Represents the income tax effect of the pro forma adjustments using a combined federal and state statutory income tax rate of 39.0%. This rate is an estimate and does not take into account future tax strategies that may apply to the combined Company.

(H)	Reflects the reclassification of amortization of deferred financing costs in Hercules’ historical statement of operations to conform to the Company’s basis of presentation.

Terry’s Tire Pro Forma Adjustments

Adjustments included in the “Terry’s Tire” columns in the accompanying unaudited pro forma condensed combined statements of operations are as follows. These adjustments are based on preliminary estimates, which may change as additional information is obtained:

(I)	Reflects the reclassification of the operating results for Terry’s Tire commercial and retread businesses from continuing operations, as historically presented, to discontinued operations. As part of the acquisition of Terry’s Tire, the Company acquired Terry’s Tire’s commercial and retread businesses. As the Company’s core business does not include commercial and retread operations, the Company decided that it would divest of these businesses. Accordingly, pro forma adjustments have been made to reclassify the historical operating results of both the commercial and retread businesses from continuing operations, as historically presented, to discontinued operations in the accompanying unaudited pro forma condensed combined statement of operations.

(J)	Represents the reversal of amortization of inventory step-up included in the historical results for Holdings that is directly related to the Terry’s Tire acquisition and non-recurring. The carrying value of the acquired inventory was adjusted to the estimated fair market value, which is the estimated selling price less the sum of (a) costs of disposal and (b) a reasonable profit margin for completing the selling effort. The step-up in inventory value was amortized into cost of goods sold over the period of the Company’s normal inventory turns, which approximated two months.

(K)	Represents an adjustment to Terry’s Tire’s historical consolidated financial statements to reverse their last-in, first-out (“LIFO”) reserve impact on cost of goods sold recorded during the year ended December 31, 2013 to conform to the Company’s accounting policy for inventory valuation using the first-in, first-out (“FIFO”) method. No similar adjustment is required for the six months ended July 5, 2014 as Terry’s Tire’s historical interim statement of operations for the six months did not include a LIFO reserve impact to cost of goods sold.

(L)	Represents estimated amortization of finite-lived intangible assets acquired of $6.3 million and $21.3 million for the six months ended July 5, 2014 and the year ended December 28, 2013, respectively. The acquired intangible assets were a customer list with a preliminary valuation of $185.8 million that is being amortized on an accelerated basis over an estimated useful life of 18 years and a favorable leases intangible asset with a preliminary valuation of $0.4 million that is being amortized on a straight-line basis over an estimated useful life of 5 years. The estimated useful lives have been determined based upon various accounting studies, historical acquisition experience, economic factors and future cash flows. The $21.3 million amortization for the year ended December 28, 2013 consists of $21.1 million of customer list amortization and $0.2 million of favorable lease amortization. A projection of future cash flows was utilized in valuing the customer list intangible asset. The Company utilizes the income-forecast method of amortization which is based on the relative annual contribution of cash flows of the asset over its life based on these projected future cash flows. Thus, the amount of the discounted cash flows generated in each year of this projection is used to determine the annual amortization of the customer list for the applicable year, which is then recognized evenly each month in the respective annual period. The annual amortization for the first year represents approximately 11% of the value of the customer list and the annual amortization for the second year represents approximately 13% of the customer list value. The pro forma adjustments for the six months ended July 5, 2014 and the year ended December 28, 2013 include amortization for three months and twelve months, respectively. In addition, the pro forma adjustments for the six months ended July 5, 2014 and the year ended December 28, 2013 are net of $2.2 million and $10.2 million, respectively, for the reversal of the amortization of identifiable assets as previously recorded by Terry’s Tire that has been eliminated.

(M)	Represents the reversal of transaction expenses included in the historical results for Holdings and Terry’s Tire that are directly related to the acquisition and non-recurring.

(N)	Represents the reversal of the interest expense recognized by Terry’s Tire, including amortization of deferred financing costs related to Terry’s Tire debt that was not assumed by Holdings and paid-off in conjunction with the acquisition.

(O)	Represents the estimated increase in interest expense associated with the issuance of the Additional Senior Subordinated Notes and the incremental borrowings incurred on the Company’s U.S. ABL Facility, both of which were used to finance the Terry’s Tire acquisition. In addition, the incremental amortization of deferred financing costs was included to determine the total increase in interest expense.

The estimated increase in interest expense is calculated as follows:

In thousands	Six Months Ended July 5, 2014	Fiscal Year Ended December 28, 2013
Interest expense on Term Loan (1)	$4,269	$17,377
Increase in interest expense on U.S. ABL Facility (2)	652	2,641
Amortization of the original issue discount related to the Term Loan (3)	43	168
Amortization of deferred financing costs related to the Term Loan (4)	567	2,269

Net adjustment	$5,531	$22,455

(1)	Represents additional interest expense related to the $300.0 million Term Loan used to finance a portion of the Terry’s Tire acquisition, based on the current variable interest rate of 5.8%.

(2)

Represents additional interest expense related to incremental borrowings of $75.8 million incurred on the Company’s U.S. ABL Facility used to finance a portion of the Terry’s Tire acquisition. The Company used the weighted-average interest rate of 3.4% for the six months ended July 5, 2014 and 3.5% for the fiscal year ended December 28, 2013 to calculate the estimated increase in interest expense related to incremental borrowings under the U.S. ABL Facility. The six months ended July 5, 2014 and the year ended December 28, 2013 included interest expense for three months and twelve months, respectively.

(3)	Represents additional interest expense for the amortization of the Term Loan original issue discount of $750,000 using the effective interest method over the life of the Term Loan, or 50 months.

(4)	Represents additional interest expense for the amortization of deferred financing costs related to the Term Loan of $9.5 million amortized over the life of the Term Loan, or 50 months.

A 0.125% change to interest rates on the Company’s incremental U.S. ABL Facility borrowings would result in a change in pro forma interest expense of approximately $0.5 million for the year ended December 28, 2013.

(P)	Represents the income tax effect of the pro forma adjustments, other than adjustment (Q), using a combined federal and state statutory income tax rate of 39.0%. This rate is an estimate and does not take into account future tax strategies that may apply to the combined Company.

(Q)	Represents an adjustment to record an income tax benefit on Terry’s Tire historical loss from continuing operations before income taxes using a combined federal and state statutory income tax rate of 39.0% to conform to the Company’s accounting policy for income taxes. This rate is an estimate and does not take into account future tax strategies that may apply to the combined Company. Prior to the acquisition, Terry’s Tire was formed and taxed as an S-Corporation for income tax purposes. Accordingly, Terry’s Tire did not record any historical income tax expense (benefit).

(R)	Reflects the reclassification of transaction expenses related to the acquisition in Terry’s Tire’s historical statement of operations to conform to the Company’s basis of presentation.

Trail Tire Pro Forma Adjustments

Adjustments included in the “Trail Tire” columns in the accompanying unaudited pro forma condensed combined statements of operations are as follows. These adjustments are based on preliminary estimates, which may change as additional information is obtained:

(S)	Represents estimated amortization of a finite-lived intangible asset acquired. The acquired intangible asset consisted of a customer list with a preliminary valuation of $14.7 million that is being amortized on an accelerated basis over an estimated useful life of 16 years. The estimated useful life has been determined based upon various accounting studies, historical acquisition experience, economic factors and future cash flows. A projection of future cash flows was utilized in valuing the customer list intangible asset. The Company utilizes the income-forecast method of amortization which is based on the relative annual contribution of cash flows of the asset over its life based on these projected future cash flows. Thus, the amount of the discounted cash flows generated in each year of this projection is used to determine the annual amortization of the customer list for the applicable year, which is then recognized evenly each month in the respective annual period. The annual amortization for the first year represents approximately 11% of the value of the customer list and the annual amortization for the second year represents approximately 13% of the customer list value. The pro forma adjustments for the six months ended July 5, 2014 and the year ended December 28, 2013 include amortization for six months and twelve months, respectively.

(T)

Represents the estimated increase in interest expense associated with the incremental borrowings incurred on the Company’s ABL Facility of $20.8 million which was used to finance the Trail Tire acquisition. The Company used the weighted-average interest rate of 3.4% for the six months ended July 5, 2014 and 3.5% for the year ended December 28, 2013 to calculate the estimated increase in interest expense related to incremental borrowings under the ABL Facility. The six months ended July 5, 2014 and the year ended December 28, 2013 included interest expense for six months and twelve months, respectively. A 0.125% change to interest rates on the Company’s incremental ABL Facility borrowings would result in a change in pro forma interest expense of less than $0.1 million for both the six months ended July 5, 2014 and the year ended December 28, 2013.

(U)	Represents the income tax effect of the pro forma adjustments using the Canadian statutory income tax rate of 26.7%. This rate is an estimate and does not take into account future tax strategies that may apply to the combined Company.

(V)	Reflects the reclassification of Trail Tire’s historical bank charges to conform to the Company’s basis of presentation.

Extreme Wheel Pro Forma Adjustments

Adjustments included in the “Extreme Wheel” columns in the accompanying unaudited pro forma condensed combined statements of operations are as follows. These adjustments are based on preliminary estimates, which may change as additional information is obtained:

(W)	Represents estimated amortization of a finite-lived intangible asset acquired. The acquired intangible asset consisted of a customer list with a preliminary valuation of $4.4 million that is being amortized on an accelerated basis over an estimated useful life of 16 years. The estimated useful life has been determined based upon various accounting studies, historical acquisition experience, economic factors and future cash flows. A projection of future cash flows was utilized in valuing the customer list intangible asset. The Company utilizes the income-forecast method of amortization which is based on the relative annual contribution of cash flows of the asset over its life based on these projected future cash flows. Thus, the amount of the discounted cash flows generated in each year of this projection is used to determine the annual amortization of the customer list for the applicable year, which is then recognized evenly each month in the respective annual period. The annual amortization for the first year represents approximately 11% of the value of the customer list and the annual amortization for the second year represents approximately 13% of the customer list value. The pro forma adjustments for the six months ended July 5, 2014 and the year ended December 28, 2013 include amortization for six months and twelve months, respectively.

(X)	Represents the estimated increase in interest expense associated with the incremental borrowings incurred on the Company’s ABL Facility of $6.5 million which was used to finance the Extreme Wheel acquisition. The Company used the weighted-average interest rate of 3.4% for the six months ended July 5, 2014 and 3.5% for the year ended December 28, 2013 to calculate the estimated increase in interest expense related to incremental borrowings under the ABL Facility. The six months ended July 5, 2014 and the year ended December 28, 2013 included interest expense for six months and twelve months, respectively. A 0.125% change to interest rates on the Company’s incremental ABL Facility borrowings would result in a change in pro forma interest expense of less than $0.1 million for both the six months ended July 5, 2014 and the year ended December 28, 2013.

(Y)	Represents the income tax effect of the pro forma adjustments using the Canadian statutory income tax rate of 26.7%. This rate is an estimate and does not take into account future tax strategies that may apply to the combined Company.

(Z)	Reflects the reclassification of Extreme Wheel’s historical bank charges to conform to the Company’s basis of presentation.

Kirks Tire Pro Forma Adjustments

Adjustments included in the “Kirks Tire” columns in the accompanying unaudited pro forma condensed combined statements of operations are as follows. These adjustments are based on preliminary estimates, which may change as additional information is obtained:

(AA)	Represents estimated amortization of a finite-lived intangible asset acquired. The acquired intangible asset consisted of a customer list with a preliminary valuation of $52.8 million that is being amortized on an accelerated basis over an estimated useful life of 16 years. The estimated useful life has been determined based upon various accounting studies, historical acquisition experience, economic factors and future cash flows. A projection of future cash flows was utilized in valuing the customer list intangible asset. The Company utilizes the income-forecast method of amortization which is based on the relative annual contribution of cash flows of the asset over its life based on these projected future cash flows. Thus, the amount of the discounted cash flows generated in each year of this projection is used to determine the annual amortization of the customer list for the applicable year, which is then recognized evenly each month in the respective annual period. The annual amortization for the first year represents approximately 10% of the value of the customer list and the annual amortization for the second year represents approximately 13% of the customer list value. The pro forma adjustments for the six months ended July 5, 2014 and the year ended December 28, 2013 include amortization for six months and twelve months, respectively.

(AB)	Represents the estimated increase in interest expense associated with the incremental borrowings incurred on the Company’s ABL Facility of $73.0 million which was used to finance the Kirks Tire acquisition. The Company used the weighted-average interest rate of 3.4% for the six months ended July 5, 2014 and 3.5% for the year ended December 28, 2013 to calculate the estimated increase in interest expense related to incremental borrowings under the ABL Facility. The six months ended July 5, 2014 and the year ended December 28, 2013 included interest expense for six months and twelve months, respectively. A 0.125% change to interest rates on the Company’s incremental ABL Facility borrowings would result in a change in pro forma interest expense of less than $0.1 million for both the six months ended July 5, 2014 and the year ended December 28, 2013.

(AC)	Represents the income tax effect of the pro forma adjustments using the Canadian statutory income tax rate of 26.7%. This rate is an estimate and does not take into account future tax strategies that may apply to the combined Company.

(AD)	Reflects the reclassification of Kirks Tire’s historical bank charges to conform to the Company’s basis of presentation.

(AE)	Represents an adjustment to eliminate the operating results of Kirks Tire’s retail business from its historical statement of operations for the year ended December 28, 2013 as the Company did not acquire the Kirks Tire retail business. The historical interim statement of operations for the six months ended July 5, 2014 did not include Kirks Tire’s retail business so no adjustment is needed.

RTD Edmonton Pro Forma Adjustments

Adjustments included in the “RTD Edmonton” columns in the accompanying unaudited pro forma condensed combined statements of operations are as follows. These adjustments are based on preliminary estimates, which may change as additional information is obtained:

(AF)

Represents estimated amortization of a finite-lived intangible asset acquired. The acquired intangible asset consisted of a customer list with a preliminary valuation of $23.3 million that is being amortized on an accelerated basis over an estimated useful life of 16 years. The estimated useful life has been determined based upon various accounting studies, historical acquisition experience, economic factors and future cash flows. A projection of future cash flows was utilized in valuing the customer list intangible asset. The Company utilizes the income-forecast method of amortization which is based on the relative annual contribution of cash flows of the asset over its life based on these projected future cash flows. Thus, the amount of the discounted cash flows generated in each year of this projection is used to determine the annual amortization of the customer list for the applicable year, which is then recognized evenly each month in the respective annual period. The annual amortization for the first year represents approximately 11% of the value of the customer list and the annual amortization for the second year represents approximately 13% of the customer list value. The pro forma adjustments for the six months ended July 5, 2014 and the year ended December 28, 2013 include amortization for six months and twelve months, respectively.

(AG)	Represents the estimated increase in interest expense associated with the incremental borrowings incurred on the Company’s ABL Facility of $31.9 million which was used to finance the RTD Edmonton acquisition. The Company used the weighted-average interest rate of 3.4% for the six months ended July 5, 2014 and 3.5% for the year ended December 28, 2013 to calculate the estimated increase in interest expense related to incremental borrowings under the ABL Facility. The six months ended July 5, 2014 and the year ended December 28, 2013 included interest expense for six months and twelve months, respectively. A 0.125% change to interest rates on the Company’s incremental ABL Facility borrowings would result in a change in pro forma interest expense of less than $0.1 million for both the six months ended July 5, 2014 and the year ended December 28, 2013.

(AH)	Represents the income tax effect of the pro forma adjustments using the Canadian statutory income tax rate of 26.7%. This rate is an estimate and does not take into account future tax strategies that may apply to the combined Company.

(AI)	Reflects the reclassification of RTD Edmonton’s historical bank charges to conform to the Company’s basis of presentation.

RTD Calgary Pro Forma Adjustments

Adjustments included in the “RTD Calgary” columns in the accompanying unaudited pro forma condensed combined statements of operations are as follows. These adjustments are based on preliminary estimates, which may change as additional information is obtained:

(AJ)	Represents estimated amortization of a finite-lived intangible asset acquired. The acquired intangible asset consisted of a customer list with a preliminary valuation of $13.6 million that is being amortized on an accelerated basis over an estimated useful life of 16 years. The estimated useful life has been determined based upon various accounting studies, historical acquisition experience, economic factors and future cash flows. A projection of future cash flows was utilized in valuing the customer list intangible asset. The Company utilizes the income-forecast method of amortization which is based on the relative annual contribution of cash flows of the asset over its life based on these projected future cash flows. Thus, the amount of the discounted cash flows generated in each year of this projection is used to determine the annual amortization of the customer list for the applicable year, which is then recognized evenly each month in the respective annual period. The annual amortization for the first year represents approximately 11% of the value of the customer list and the annual amortization for the second year represents approximately 13% of the customer list value. The pro forma adjustments for the six months ended July 5, 2014 and the year ended December 28, 2013 include amortization for six months and twelve months, respectively.

(AK)	Represents the estimated increase in interest expense associated with the incremental borrowings incurred on the Company’s ABL Facility of $20.7 million which was used to finance the RTD Calgary acquisition. The Company used the weighted-average interest rate of 3.4% for the six months ended July 5, 2014 and 3.5% for the year ended December 28, 2013 to calculate the estimated increase in interest expense related to incremental borrowings under the ABL Facility. The six months ended July 5, 2014 and the year ended December 28, 2013 included interest expense for six months and twelve months, respectively. A 0.125% change to interest rates on the Company’s incremental ABL Facility borrowings would result in a change in pro forma interest expense of less than $0.1 million for both the six months ended July 5, 2014 and the year ended December 28, 2013.

(AL)	Represents the income tax effect of the pro forma adjustments using the Canadian statutory income tax rate of 26.7%. This rate is an estimate and does not take into account future tax strategies that may apply to the combined Company.

(AM)	Reflects the reclassification of RTD Calgary’s historical bank charges to conform to the Company’s basis of presentation.

RTD Pro Forma Adjustments

Adjustments included in the “RTD” column in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 28, 2013 are as follows:

(AN)	Represents estimated amortization of the finite-lived intangible assets acquired. The acquired intangible assets consisted of a customer list with a valuation of $41.2 million that is being amortized on an accelerated basis over an estimated useful life of 16 years, a tradename with a valuation of $1.9 million that is being amortized on a straight-line basis over an estimated useful life of five years and a favorable leases intangible asset with a valuation of $0.4 million that is being amortized on a straight-line basis over an estimated useful life of four years. The estimated useful lives have been determined based upon various accounting studies, historical acquisition experience, economic factors and future cash flows. The pro forma adjustment for the year ended December 28, 2013 included amortization for four months consisting of $2.4 million of customer list amortization and $0.2 million of amortization related to the tradename and favorable leases. A projection of future cash flows was utilized in valuing the customer list intangible asset. The Company utilizes the income-forecast method of amortization which is based on the relative annual contribution of cash flows of the asset over its life based on these projected future cash flows. Thus, the amount of the discounted cash flows generated in each year of this projection is used to determine the annual amortization of the customer list for the applicable year, which is then recognized evenly each month in the respective annual period. The annual amortization for the first year represents approximately 17% of the value of the customer list asset.

(AO)	Represents the reversal of the interest expense recognized by RTD related to debt that was not assumed by Holdings and paid off in conjunction with the acquisition.

(AP)	Represents the estimated increase in interest expense associated with the incremental borrowings incurred on the Company’s ABL Facility of $67.0 million which was used to finance the RTD acquisition. In addition, the incremental amortization of deferred financing costs was included to determine the total increase in interest expense.

The estimated increase in interest expense is calculated as follows:

In thousands	Fiscal Year Ended December 28, 2013
Increase in interest expense on ABL Facility (1)	778
Incremental amortization of deferred financing costs related to the ABL Facility (2)	177

Net adjustment	$955

(1)	Represents additional interest expense related to the incremental borrowings incurred on the Company’s ABL Facility of $67.0 million used to finance the RTD acquisition. The Company used the weighted-average interest rate of 3.5% for the fiscal year ended December 28, 2013 to calculate the estimated increase in interest expense related to incremental borrowings under the ABL Facility for the period from January 1, 2013 to April 30, 2013, the acquisition date.

(2)	Represents additional interest expense for the period from January 1, 2013 to April 30, 2013 for the amortization of deferred financing costs related to the Canadian FILO Facility of $592,000 amortized over 17 months and amortization of deferred financing costs related to the Canadian ABL Facility of $469,000 amortized over 53 months.

A 0.125% change to interest rates on the Company’s incremental U.S. ABL Facility borrowings would result in a change in pro forma interest expense of approximately $0.1 million for the year ended December 28, 2013.

(AQ)	Represents the income tax effect of the pro forma adjustments using the Canadian statutory income tax rate of 26.7%. This rate is an estimate and does not take into account future tax strategies that may apply to the combined Company.

(AR)	Represents the reversal of transaction expenses included in the historical results for Holdings and RTD that are directly related to the acquisition and non-recurring.

(AS)	Represents the reversal of amortization of inventory step-up included in the historical results for Holdings that is directly related to the RTD acquisition and non-recurring. The carrying value of the acquired inventory was adjusted to the estimated fair market value, which is the estimated selling price less the sum of (a) costs of disposal and (b) a reasonable profit margin for completing the selling effort. The step-up in inventory value was amortized into cost of goods sold over the period of the Company’s normal inventory turns, which approximated two months.